Exhibit 10.3
OFFICE LEASE (SHORT FORM)
by and between
SP4 190 S. LASALLE, L.P.,
a Delaware limited partnership,
as Landlord
and
THOMAS WEISEL PARTNERS GROUP, INC.,
a Delaware corporation,
as Tenant,
Premises:
190 South LaSalle Street,
Suite 550
Chicago, Illinois 60603

OFFICE LEASE
     This Lease is dated for identification purposes only as of June 30, 2007, and is made by the parties hereinafter identified as Landlord and Tenant and upon the following terms and conditions:
ARTICLE 1
BASIC LEASE PROVISIONS

1.01	Landlord and Address:	SP4 190 S. LASALLE, L.P. c/o CB Richard Ellis Investors, LLC 515 South Flower Street, Suite 3100 Los Angeles, CA 90071 Attn: Director of Asset Management

	With a copy of all notices going to:	CB Richard Ellis, Inc. 190 South LaSalle Street, 40th Floor Chicago, Illinois 60603 Attn: General Manager

	Rent payment address:	CBRE Investors AAF Strategic Partners IV 190 South LaSalle 23549 Network Place Chicago, IL 60673-1235

1.02	Tenant and Address:	Thomas Weisel Partners Group, Inc. 190 South LaSalle Street, Suite 550 Chicago, Illinois 60603

1.03	Guarantor: None.

1.04	Premises: Suite 550, as shown on the floor plan attached hereto as Exhibit A.

1.05	Building: The building and improvements located at 190 South LaSalle Street, Chicago, Illinois 60603, together with the land parcel on which it is constructed and all appurtenances thereto.

1.06	Term: Thirty-eight (38) full calendar months and any partial month.

1.07	Commencement Date: August 1, 2007.

1.08	Expiration Date: September 30, 2010 (i.e., the last day of the thirty-eighth (38th) full calendar month following the Commencement Date.

1.09	Base Rent:

Approx. Annual
Dates	Base Rent / RSF	Monthly Installment of Base Rent

*	If the Commencement Date is other than the first day of a calendar month, then the rental abatement period shall be prorated for the partial months. Such abatement shall apply solely to payment of the monthly installments of Base Rent and Operating Expenses (including, without limitation, Taxes), but shall not be applicable to any other charges, expenses or costs payable by Tenant under this Lease. Landlord and Tenant agree that the abatement of rental and other payments contained in this Section is conditional and is made by Landlord in reliance upon Tenant’s faithful and continued performance of the terms, conditions and covenants of this Lease and the payment of all monies due Landlord hereunder. In the event that Tenant defaults under the terms and conditions of the Lease beyond any applicable notice and cure period, the unamortized portion of all conditionally abated rental shall become fully liquidated and immediately due and payable (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).

1.10	Rentable Area of Premises: Approximately ___ rentable square feet, which is the final agreement of the parties for the purpose of determining Base Rent.

1.11	Tenant’s Share: The fraction determined by dividing the number of rentable square feet within the Premises by the number of rentable square feet within the Building. The Building contains approximately 798,782 rentable square feet of space, which is the final agreement of the parties and not subject to adjustment.
Landlord agrees that Tenant’s Share of Taxes and Operating Expenses (in the aggregate) shall not exceed the following rates per rentable square foot during the corresponding calendar years:

Capped Rate/RSF	Calendar Year

1.12	Security Deposit: None.

1.13	Brokers:	Landlord’s Broker — CB Richard Ellis, Inc.
Tenant’s Broker — Cushman & Wakefield

1.14	Allowance: None.

1.15	Landlord’s Management Agent and Address:	CB Richard Ellis, Inc. 190 South LaSalle Street, 40th Floor Chicago, Illinois 60603 Attn: General Manager

1.16	Permitted Uses: General office uses in keeping with the first class nature of the Building.

1.17	Initial Payment: Simultaneously with the delivery of this Lease to Landlord, Tenant shall deliver the following amounts to Landlord:

Item	Amount
The words identified in this Article 1 shall have the meanings ascribed to them in this Article 1 for all purposes of this Lease.
ARTICLE 2: DEMISE AND TERM. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises in its present “as is” condition for the Term and upon the terms, covenants and conditions set forth in this Lease. The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date. Tenant’s entry into or occupancy of the Premises prior to the Commencement Date for any purpose (including construction) shall be governed by the terms and conditions of this Lease.

ARTICLE 3: RENT; OPERATING EXPENSES; TAXES.
     3.01 Payment of Rent. Tenant shall pay Base Rent, Operating Expenses, Taxes and other amounts accruing under this Lease (all amounts due hereunder being referred to collectively as “Rent”). Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant’s covenant to pay Rent shall be independent of all other covenants contained in this Lease, including Tenant’s continued occupancy of the Premises. Base Rent, estimated Operating Expenses and estimated Taxes shall be payable monthly, in advance, on the first day of each calendar month during the Term. Rent shall be pro-rated for any partial month.
     3.02 Operating Expenses. “Operating Expenses” shall mean and include all amounts, expenses and costs of whatever nature that Landlord incurs or pays because of or in connection with the operation, repair, management, replacement or maintenance of the Building, all related improvements thereto or thereon and all machinery, equipment, landscaping, fixtures and other facilities, including personal property, as may now or hereafter exist in or on the Building. Operating Expenses shall be reasonably determined by Landlord. If at any time the Building is not fully occupied or Landlord is not supplying services to all rentable areas of the Building during an entire calendar year, then Landlord may adjust actual Operating Expenses to Landlord’s estimate of that amount, which would have been paid or incurred by Landlord as Operating Expenses had the Building been fully occupied or serviced, and the Operating Expenses as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year. The provisions of the preceding sentences will apply only to those Operating Expenses that either vary with occupancy or by reason of one or more tenants not receiving goods or services the cost of which constitutes all or part of such Operating Expenses. In addition to Operating Expenses, Tenant shall pay any and all separately metered utilities (either to the applicable provider or to Landlord, as directed in writing by Landlord).
     3.03 Taxes. “Taxes” shall mean and include all federal, state and local government taxes, assessments and charges of any kind or nature, whether general, special, ordinary or extraordinary, paid by Landlord in a calendar year with respect to the Building; provided, real estate taxes and special assessments (except as provided below) shall be included in Taxes for a calendar year only to the extent such taxes and assessments are paid during such calendar year, regardless of when assessed. Tenant shall be liable for any taxes on its paid parking spaces, if any.
     3.04 Adjustment Year; Expense Adjustment; Tax Adjustment. “Adjustment Year” shall mean each calendar year or part thereof during the Term. In addition to Base Rent, Tenant shall pay with respect to each Adjustment Year (i) an amount equal to Tenant’s Share of Operating Expenses for the Adjustment Year as reasonably estimated by Landlord (“Expense Adjustment”) and (ii) an amount equal to Tenant’s Share of Taxes for the Adjustment Year as reasonably estimated by Landlord (“Tax Adjustment”). As to any Adjustment Year during the Term which does not begin on January 1st or does not end on December 31st, Expense Adjustment and Tax Adjustment (hereinafter collectively, “Adjustments”) with respect to such Adjustment Year shall be prorated on a per diem basis. Adjustments with respect to each Adjustment Year shall be paid in monthly installments in advance on the first day of each calendar month during such Adjustment Year. If Landlord does not deliver a notice of the amount of such estimated Adjustments as most recently communicated by Landlord to Tenant prior to the commencement of any Adjustment Year, Tenant shall continue to pay estimated Adjustments. If, during any Adjustment Year, Landlord reasonably determines that Taxes or Operating Expenses for such Adjustment Year have increased or will increase, Landlord may deliver to Tenant an updated estimate of Adjustments for such Adjustment Year. In addition, Tenant shall pay to Landlord within thirty (30) days after receipt of any such estimate of Adjustments, the amount, if any, by which the aggregate installments of the Adjustments provided in such estimate of Adjustments exceeds the aggregate installments of the Adjustments paid by Tenant with respect to such prior months. Within one hundred twenty (120) days after the end of each Adjustment Year, or as soon thereafter as practicable, Landlord shall send to Tenant a statement (the “Final Adjustment Statement”) showing (i) the calculation of the Adjustments for such Adjustment Year, (ii) the aggregate amount of the Adjustments previously paid by Tenant for such Adjustment Year, and (iii) the amount, if any, by which the aggregate amount of the installments of Adjustments paid by Tenant with respect to such Adjustment Year exceeds or is less than the actual Adjustments for such Adjustment Year Tenant shall pay the amount of any deficiency to Landlord within twenty (20) days after the date of such statement. Any excess shall be credited against payments past or next due under this Lease.

ARTICLE 4: SECURITY DEPOSIT. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply or retain all or any portion of the Security Deposit in payment of Tenant’s obligations hereunder, but any such application or retention shall not have the effect of curing any such default. Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle the same with its other funds. Upon expiration of the Term hereof, the Security Deposit (or the balance thereof remaining after payment out of the same or deductions therefrom as provided above) shall be returned to Tenant no later than thirty (30) days following such expiration. No interest shall be payable with respect to the Security Deposit. Landlord or any owner of the Building may transfer or assign the Security Deposit to any new owner of the Building or to any assignee or transferee of this Lease or may credit the Security Deposit against the purchase price of the Building and upon such transfer or credit all liability of the transferor or assignor of such security shall cease and come to an end, so long as the transferee assumes the obligation. No Mortgagee (as hereinafter defined) or person or entity who acquires legal or beneficial title to the Building from such Mortgagee shall be liable for the return of the Security Deposit unless such funds are actually received by such Mortgagee or purchaser.
ARTICLE 5: USE; RULES AND REGULATIONS. Tenant shall use and occupy the Premises solely for the Permitted Uses and for no other use or purpose. Tenant shall not commit, or suffer to be committed, any annoyance, waste, nuisance, act or thing against public policy, or which may disturb the quiet enjoyment of Landlord or any other tenant or occupant of the Building. Tenant and or its agents, employees or contractors shall not deface or damage the Building in any manner. Tenant shall comply, and shall cause its employees, agents, clients, customers, guests and invitees to comply, with the rules and regulations attached hereto as Exhibit D, and such revised or additional rules and regulations adopted by Landlord during the Term and applied generally to all office tenants of the Building. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, guests, invitees, licensees, customers, clients, family members, or by any other person. Tenant shall, at its own expense, keep the Premises clean and safe and in as good repair and condition as when delivered, reasonable wear and tear casualty excepted.
ARTICLE 6: SERVICES PROVIDED. Landlord shall maintain the common areas, landscaped areas, parking areas, and structural components of the Building in good condition and repair and substantially consistent with similar class-A office buildings in the applicable submarket. Landlord shall furnish Building-standard services, including, without limitation, HVAC service (weekdays 8:00 a.m. to 6:00 p.m., and Saturdays 8:00 a.m. to 1:00 p.m.), janitorial service, hot and cold water and applicable utilities substantially consistent with the services provided by similar class-A office buildings in the same sub-market as the Building and substantially consistent with prior operating history of the Building. The connected electrical load for the Premises shall not be less then 5 watts per square foot. Any above-standard services or services requested to be provided outside of Building-standard hours may incur an extra cost to Tenant. Landlord shall have exclusive control over all common areas of the Building, including the parking areas, and may take whatever actions it deems to be commercially reasonable in exercising such control.
ARTICLE 7: ALTERATIONS. Tenant shall not, without Landlord’s prior written consent, permit any alteration, improvement, addition or installation in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Hanging art customarily associated with standard offices shall not require Landlord’s consent. All contractors and subcontractors must meet with Landlord’s insurance requirements, as may be revised from time to time, and meet with the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant agrees not to allow any lien of any mechanic or materialman to be placed or filed against the Premises or the Building. In case any such lien shall be filed, Tenant shall immediately satisfy and release such lien of record, or, at Tenant’s sole cost and expense, provide a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic’s liens and to insure completion of the work. Landlord shall provide Building standard suite signage and elevator directional signage at its sole cost upon initial occupancy. Subsequent changes shall be at the sole expense of Tenant and subject to Landlord’s review and approval, not to be unreasonably withheld. Tenant shall pay to Landlord Landlord’s standard construction management fee of five percent (5%) of the hard and soft costs of all work, except for improvements that do not require Landlord’s consent. Landlord acknowledges that Tenant is considering adding an enclosed computer room within the Premises that may require additional cooling and/or changes to the Building systems (any construction or alterations related thereto shall be subject to the terms of this Article 7). As a condition of Landlord’s consent to the computer room, Landlord may require Tenant remove the application alterations and restore the affected areas.
ARTICLE 8: SURRENDER OF THE PREMISES. At the termination of this Lease, by lapse of time or otherwise, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises and all locks therein to Landlord and make known to Landlord the combination of all combination locks in the Premises, and shall return the Premises and all equipment and fixtures of Landlord therein to Landlord in broom clean condition and in as good condition as when Tenant originally took possession, ordinary wear and tear excepted, and all of Tenant’s furniture, wiring and personal property removed, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand. Any property remaining in the Premises following the Expiration Date or sooner termination of this Lease shall be deemed to be the property of Landlord and Landlord may dispose of the same (this Lease being a bill of sale therefor). Tenant shall have no obligation to remove any Alterations made in accordance with Article 7 unless at the time of granting the approval Landlord advises Tenant that Landlord will require the removal of such alterations.
ARTICLE 9: DAMAGE OR DESTRUCTION. If the Premises or the Building shall be so damaged or destroyed by fire or other casualty so as to render them untenantable for a period of in excess of sixty (60) days, then Landlord, at its sole option, shall have the right to cancel and terminate this Lease. If not terminated, then Landlord shall repair and restore the Premises with all reasonable speed to substantially the same condition as immediately prior to such damage or destruction, and the Rent or a just and proportionate part thereof, according to Tenant’s ability to utilize the Premises in its damaged condition, shall be abated until the Premises shall have been repaired and restored by Landlord. But if the Premises shall be so lightly damaged by fire or other casualty as not to be rendered untenantable, then Landlord agrees to repair the Premises with reasonable promptness and the rent accrued and accruing, shall not cease. “Untenantable” Premises shall be such as to not allow Tenant to transact and effectuate its operations in the ordinary course of business.
ARTICLE 10: EMINENT DOMAIN. In the event that the whole or a substantial part of the Premises shall be condemned or taken in any manner for any public or quasi-public use (or sold under threat of such taking), and as a result thereof, the remainder of the Premises cannot be used for the same purpose as prior to such taking, the Lease shall terminate as of the date possession is taken. If less than a substantial part of the Premises shall be so condemned or taken (or sold under threat thereof) and after such taking the Premises can be used for the same purposes as prior thereto, the Lease shall cease only as to the part so taken as of the date possession shall be taken by such authority, and Tenant shall pay full Rent up to that date (with appropriate refund by Landlord of such Rent attributable to the part so taken as may have been paid in advance for any period subsequent to the date possession is taken) and thereafter Base Rent and Adjustments shall be equitably adjusted to reflect the reduction in the Premises by reason of such taking, Landlord shall, at its expense, make all necessary repairs or alterations to the Building so as to constitute the remaining Premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs or alterations if the cost thereof exceeds the award resulting from such taking. Landlord shall be entitled to receive the entire award, including the damages for the property taken and damages to the remainder, with respect to any condemnation proceedings affecting the Building; however, Tenant may make a separate claim against the condemnor for any damage to its business or for relocation costs.
ARTICLE 11: INSURANCE; WAIVER OF SUBROGATION.
11.01 Tenant’s Liability Insurance. Tenant shall procure and maintain at its own cost an occurrence form commercial general liability policy with such limits as may be reasonably requested by Landlord from time to time (which as of the date hereof shall be not less than $1,000,000 under a combined single limit of coverage, $2,000,000 aggregate and $2,000,000 umbrella) insuring Landlord, Landlord’s Related Parties and Tenant from claims, demands or actions for injury to or death of any person or persons and for damage to property made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Premises. The insurance shall name Landlord and Landlord’s Managing Agent (and, if requested by Landlord or any mortgagee, include any mortgagee) and their respective agents and employees as additional insureds. Tenant’s insurance shall be primary to Landlord’s insurance and Landlord’s insurance shall be excess to and not contribute with Tenant’s insurance. Certificates of insurance, copies of additional insured endorsements evidencing the coverage required and satisfactory evidence of payment of the premium shall be provided to Landlord prior to the commencement of the Term and each renewal thereof not less than thirty (30) days prior to the expiration of the policy.
11.02 Tenant’s Property Insurance. Tenant shall carry insurance of the type typically referred to as “all risks” insurance that is at least as broad in scope as the ISO Causes of Loss — Special Form (CP 10 30) covering the full replacement cost of alterations, betterments and tenant improvements in the Premises and its interest in all its personal property and trade fixtures located on or within the Building, including, without limitation, its office furniture, equipment and supplies. Landlord recommends that Tenant shall also carry business interruption, and Tenant waives all claims against Landlord that could have been covered had Tenant purchased such a policy.
11.03 Additional Coverage. Tenant shall also carry a policy of Workers’ Compensation insurance that satisfies all legal requirements of the State in which the Premises is located. Additionally, Landlord may require that Tenant carry other forms of insurance; provided that the same are commercially reasonable and in keeping with the insurance requirements of owners of similar properties in the applicable submarket in which the Premises is located.
11.04 Increase in Coverage. Landlord may, by notice to Tenant, require an increase in coverage if, in the reasonable opinion of Landlord, the insurance specified in this Article 11 is no longer considered adequate to maintain a reasonable level of insurance protection. If Tenant fails to maintain and secure the insurance coverage required under this Article then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant within ten (10) business days after written demand.
11.05 Waiver of Subrogation. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant each hereby waive all rights of action against the other for loss or damage to the Premises, or the Building and property of Landlord and Tenant in the Building, which loss or damage is insured or is required pursuant to this Lease to be insured by valid and collectible insurance policies to the extent of the proceeds collected or collectible under such insurance policies, subject to the condition that this waiver shall be effective only when the waiver is permitted by such insurance policies or when, by the use of good faith effort, such waiver could have been permitted in the applicable insurance policies.
11.06 Acceptable Insurers. All insurance policies shall be in forms reasonably satisfactory to Landlord and any mortgagee of the building and placed with insurers admitted in the State where the property is located. All insurance shall be issued by insurers with an A. M. Best rating of A-, VII or better.
11.07 Cancellation. The aforesaid insurance policies shall provide at least thirty (30) days’ prior written notice of cancellation (unless such cancellation is due to non-payment of premiums, in which event ten (10) days’ prior written notice shall be required). If Tenant receives notice of cancellation, Tenant shall notify the Landlord and Landlord’s Management Agent in writing within five (5) business days of receiving such notice.
11.08 Increased Costs. Tenant shall not conduct or permit to be conducted by its employees, agents, guests or invitees any activity, or place any equipment in or about the Premises or the Building that will in any way increase the cost of fire insurance or other insurance on the Building. If any increase in the cost of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau, if any, to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such cost is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and any such sum shall be considered additional Rent payable hereunder. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Building.
ARTICLE 12: TRANSFER OF LANDLORD’S INTEREST. As used in this Lease, the term “Landlord” means only the current owner of the fee title to the Building or the leasehold estate under a ground lease of the Building at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Building is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer. Tenant agrees to look solely to the transferee with respect to all matters in connection with this Lease.
ARTICLE 13: TRANSFER OF TENANT’S INTEREST. Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof of any lien upon Tenant’s interest by operation of law or otherwise (collectively, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay to Landlord a flat fee of $500.00 for any request to Transfer. Tenant shall provide written notice of the proposed assignee, sublettee or transferee, as applicable, which notice shall provide Landlord with (i) the name and address of the proposed subtenant, assignee, pledgee, mortgagee or transferee, (ii) a reasonably detailed description of such person or entity’s business, (iii) detailed financial references for such person or entity, (iv) a true and complete copy of the proposed sublease, assignment, pledge, mortgage or other conveyance and all related documentation, and (v) such other information as Landlord may reasonably require. Fifty percent (50%) of all excess Rent (or additional consideration) shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant, less Tenant’s reasonable brokerage (excluding commissions paid to brokers who are Tenant’s affiliates), legal and other expenses (“Tenant’s Costs”) incurred in connection with such assignment or, in the case of a sublease, less the monthly pro rata share of such Tenant’s Costs as determined by dividing such Tenant’s Costs by the number of months in the term of such sublease. If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant. Nothing in this Section shall be construed to relieve Tenant from the obligation to obtain Landlord’s prior written consent to any proposed sublease. Tenant shall remain liable under this Lease (as may be amended) regardless of whether any Transfer was approved by Landlord or whether Landlord’s approval was required. Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease. If Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term.
ARTICLE 14: RELEASE, WAIVER AND INDEMNIFICATION.
     14.01 Release. To the extent not expressly prohibited by law or due to the negligence of Landlord or its agents, employees or contractors, Tenant releases Landlord, its beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers, servants and employees, and their respective agents, partners, officers, servants and employees (“Related Parties”), from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act of neglect of any tenant or other occupant of the Building or of any other person, other than Landlord or its agents.
     14.02 Tenant’s Indemnification. To the extent not expressly prohibited by law or due to the negligence of Landlord or its agents, employees or contractors, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Related Parties from and against claims, damages and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft or misappropriation or loss of property, relating directly or indirectly to (i) the use or occupancy of the Premises by Tenant or its agents, employees or contractors, or otherwise occurring on or about the Premises, (ii) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (iii) any negligence or willful misconduct of, or violation of any law by, Tenant, its agents, employees, or contractors. In the event any action or proceeding is brought against Landlord or Landlord’s Related Parties by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.
     14.03 Landlord’s Indemnification. Subject to applicable waivers of subrogation, releases, and limitations on liability, Landlord shall defend and hold Tenant and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs but excluding consequential damages, for injury to or death of any person or for damage to any property to the extent such are determined to be caused by the negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises or Building. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of Rent.
     14.04 Limitation on Landlord’s Liability. Tenant agrees that in the event Tenant shall have any claim against Landlord or Landlord’s Related Parties under this Lease arising out of the subject matter of this Lease, Tenant’s sole recourse shall be against Landlord’s interest in the Building, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord or Landlord’s Related Parties as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, Landlord’s Related Parties or their successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Under no circumstances shall Landlord be liable for, and Tenant hereby waives, consequential, punitive, special, or exemplary damages, or any damages similar thereto.
ARTICLE 15: SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.
     15.01 Subordination. Tenant shall, upon the written request of Landlord, agree to the subordination of this Lease and the lien hereof to the lien of any present or future mortgage upon the Premises irrespective of the time of execution or the time of recording of any such mortgage. In the event of subordination of this Lease, Landlord will attempt to obtain from the holder of any such mortgage, a written agreement with Tenant to the effect that (A) in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder; and (B) such holder will agree that in the event it or any successor assign shall be in possession of the Premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, such mortgagee will perform all obligations of Landlord required to be performed under this Lease. The word “Mortgage” as used herein includes mortgages, deeds of trust and any sale leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder. Tenant shall execute any applicable subordination agreement attached to this Lease.
     15.02 Mortgagee’s Notice and Cure Rights. Tenant agrees to give any lien holder of which Tenant has prior written notice a copy of any notice or claim of default served upon Landlord. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.
     15.03 Estoppel Certificate. Tenant agrees that from time to time, upon not less than ten (10) business days’ prior written request by Landlord, Tenant will promptly complete, execute and deliver to Landlord or any party or parties designated by Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (ii) the dates to which the Rent and other charges have been paid; (iii) that the Premises have been unconditionally accepted by Tenant (or if not, stating with particularity the reasons why the Premises have, not been unconditionally accepted); (iv) the amount of any Security Deposit held hereunder; (v) that, so far as the party making the certificate knows, Landlord is not in default under any provisions of this Lease, if such is the case, and if not, identifying all defaults with particularity; and (vi) any other matter reasonably requested by Landlord. Any purchaser or Mortgagee of any interest in the Building shall be entitled to rely on said statement.

     15.04 Quiet Enjoyment. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.
ARTICLE 16: LANDLORD’S RIGHT OF ACCESS. Landlord and its contractors and representatives shall have the right to enter the Premises at all reasonable times to perform janitorial and cleaning services and, after verbal notice (except in the case of emergencies), to inspect the same, to make repairs, alterations and improvements, to maintain the Premises and the Building, specifically including, but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Premises to mechanical, electrical and other facilities serving other premises in the Building, to post such reasonable notices as Landlord may desire to protect its rights, to exhibit the Premises to mortgagees and purchasers, and, during the one hundred eighty (180) days prior to the expiration of the Term, to exhibit the Premises to prospective tenants. In the event the Premises is vacant, Landlord may place upon the doors or in the windows of the Premises any usual or ordinary “To Let,” “To Lease,” or “For Rent” signs. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduit, plumbing, vents and wires, in, to and through the Premises to the extent Landlord may now or hereafter deem necessary or appropriate for the proper operation, maintenance and repair of the Building and any portion of the Premises. In exercising its rights under this Article 16, Landlord will use reasonable efforts to minimize any interference with Tenant’s use or occupancy of the Premises, provided that Landlord will not be obligated to provide overtime labor or perform work after regular Building hours.
ARTICLE 17: HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, Tenant, unless Landlord otherwise elects, shall become a tenant at sufferance and shall pay Landlord monthly Rent at one hundred fifty percent (150%) of the rate of Base Rent and Adjustments in effect for the month immediately preceding said holding over, computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession. The provisions of this Article 17 do not exclude Landlord’s right of reentry or any other right hereunder.
ARTICLE 18: HAZARDOUS MATERIALS. The term “Hazardous Substances”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (C) Tenant will not permit any Hazardous Substances to be brought onto the Premises, Building, or surrounding land, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Should it be determined, in Landlord’s sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the Lease Term, the Premises is found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

ARTICLE 19: RELOCATION. Landlord may, at any time, but only on one (1) occasion, relocate Tenant to another area of the Building (herein referred to as “new premises”) providing the new premises shall be on or above the 5th floor and similar to the Premises in rentable square footage, number of windowed offices, desirability and use for Tenant’s purposes. Landlord will not relocate Tenant for at least one (1) year after the Commencement Date. Landlord agrees to pay all reasonable expenses of Tenant incident to such substitution and for improving the new premises so that they are substantially similar to the Premises, including, without limitation, moving expenses, cabling costs and the cost of stationery and letterhead rendered useless. Landlord shall give Tenant at least sixty (60) days’ notice before making such change. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move. If Tenant fails to so cooperate, Landlord shall be relieved of all responsibility for damage or injury to Tenant or its property during such move, except as caused by Landlord’s actual negligence.
Tenant may elect to have the physical move occur during weekend or evening hours in order to minimize an affect on Tenant’s business. Tenant shall not be required to physically move until such time as the new premises is read for business to be conducted therefrom.
If the new premises is larger than the original Premises, Tenant shall not be liable for any increase in Base Rent. If the new premises are smaller than the original Premises, then Base Rent shall be reduced proportionately. Tenant’s Share shall be adjusted proportionately.
ARTICLE 20: DEFAULT. The occurrence of any one or more of the following matters constitutes a default (“Default”) by Tenant under this Lease:
     (a) Failure by Tenant to pay, within five (5) days after the due date, any Rent or any other amounts due and payable by Tenant under this Lease; provided, however, Tenant shall be entitled to written notice and a five (5) day cure period on two (2) occasions during any twelve (12) month period;
     (b) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for fifteen (15) days after written notice thereof to Tenant by Landlord; provided, however, Tenant may have a longer period to cure (not to exceed sixty (60) days) provided that Tenant promptly commences and diligently pursues such cure to completion;
     (c) Tenant or any guarantor of this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for itself or for all or a part of its property; and
     (d) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults three (3) times during any twelve (12) month period shall constitute a repeated default.
Any notice periods provided for under this Article shall run concurrently with any statutory notice periods, and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.
ARTICLE 21: REMEDIES.
     21.01 Landlord’s Remedies. If a Default occurs, Landlord shall have the following rights and remedies, which shall be distinct, separate and cumulative, and which may be exercised by Landlord concurrently or consecutively in any combination and which shall not operate to exclude or deprive Landlord of any other right or remedy which Landlord may have at law or in equity:

     (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord’s intention to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;
     (b) Landlord may terminate the right of Tenant to possession of the Premises by any lawful means, without terminating this Lease. In such event, Tenant’s obligations under this Lease shall continue in full force and effect and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, not limited to those set forth herein; and
     (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including injunctive relief and recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.
     21.02 Surrender of Possession. If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) of Article 21.01, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then, or at any time thereafter, re-enter and take complete and peaceful possession of the Premises, full and complete license so to do being granted to Landlord, and Landlord may remove all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.
     21.03 Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full stated Term, and Landlord shall have the right to the immediate recovery of all such amounts. Alternatively, at Landlord’s option, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent and additional Rent and any other sums then due under this Lease during the period from the date of such notice or termination of possession to the end of the Term. Landlord may file suit from time to time to recover any such sums and no suit or recovery by Landlord of any such sums or portion thereof shall be a defense to any subsequent suit brought for any other sums due under this Lease. Alternatively, if Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Base Rent and additional Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant hereunder. In addition, Landlord shall be entitled to recover, as damages for loss of the benefit of its bargain and not as a penalty, the sum of (x) the unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of any tenant improvements provided by Landlord at its expense, (y) the aggregate sum which at the time of such termination represents the excess, if any, or the present value of the aggregate Base Rent and additional Rent (as reasonably estimated by Landlord) for the remainder of the Term over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, immediately prior to such termination, such present worth to be computed in each case on the basis of a six percent (6%) per annum discount from the respective dates upon which rentals would have been payable hereunder had the Term not been terminated, and (z) any damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent.
     21.04 Reletting. In the event Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease as aforesaid, Landlord shall use reasonable efforts to relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord in Landlord’s sole discretion shall determine (including concessions of free rent and other inducements to prospective tenants), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting and may give the leasing of any unleased space in the Building priority over the reletting of the Premises. Also, in any such event, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary, and, in connection therewith, change the locks to the Premises, and Tenant shall upon demand pay the cost thereof together with Landlord’s expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of re-entry, redecoration, repair and alterations and the expense of reletting (including without limitation brokers’ commissions and reasonable attorneys’ fees) and second to the payment of Rent herein provided to be paid by

Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same theretofore became or thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong solely to Landlord. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant, an election on Landlord’s part to terminate this Lease or an acceptance of a surrender of this Lease, unless a written notice of such intention be given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder. Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.
     21.05 Removal of Tenant’s Property. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or of law shall be handled, removed or stored by Landlord at the cost, expense and risk of Tenant, and Landlord, shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord upon demand for all expenses incurred by Landlord in such removal and storage.
     21.06 Costs. Tenant shall pay all costs, charges and expenses, including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord or its beneficiaries in enforcing Tenant’s obligations under this Lease, in the exercise by Landlord of any of its remedies in the event of a default, in any litigation, negotiation or transactions in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned, or in consideration of any request for approval of or consent to any action by Tenant which is prohibited by this Lease or which may be done only with Landlord’s approval or consent, whether or not such approval or consent is given.
     21.07 Late Charges. At the option of Landlord, Landlord may impose a late payment fee equal to ten percent (10%) of the amount due if any payment of Rent is paid more than five (5) days after its due date. In addition, any amount due hereunder shall bear interest after default in the payment thereof at the annual rate of eighteen percent (18%), provided that in no event shall such interest rate exceed the highest legal interest rate for business loans. Further, to partially compensate Landlord for banking, administrative and accounting costs, Tenant shall pay to Landlord a fee of $100.00 (which may be increased from time to time, upon prior written notice) per occurrence for any check received for payments under this Lease that is not immediately honored for any reason whatsoever (including, with out limitation, insufficient funds), which fee shall be in addition and without limitation to any other amounts claimed by Landlord.
     21.08 Landlord’s Right to Perform Tenant’s Duties. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period specifically provided by this Lease, to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Rent under this Lease and shall be due and payable to Landlord upon demand by Landlord.
     21.09 Cumulative Rights. All of Landlord’s rights and remedies under this Lease shall be cumulative with and in addition to any and all rights and remedies which Landlord may have at law or in equity. Any specific remedy provided for in any provision of this Lease shall not preclude the concurrent or consecutive exercise of a remedy provided for in any other provision hereof.
ARTICLE 22: COUNTERCLAIMS AND WAIVER OF JURY TRIAL. EXCEPT FOR COMPULSORY OR MANDATORY COUNTERCLAIMS, Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant for any eviction proceedings. This shall not, however, be construed as a waiver of Tenant’s right to assert any claim in a separate action brought by Tenant against Landlord, subject, however, to the terms and conditions of Article 14 above. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES AGREE THAT EACH SHALL, AND DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY, BETWEEN OR AGAINST THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE

PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.
ARTICLE 23: NOTICES AND DEMANDS. All notices, demands, approvals, consents, requests for approval or consent or other writings in this Lease provided to be given, made or sent by either party hereto to the other (“Notice”) shall be in writing and shall be deemed to have been fully given, made or sent when made by personal service or by nationally- recognized overnight courier, and properly addressed to the addresses set forth in Section 1 above. The address to which any Notice should be given, made or sent to either party may be changed by written notice given by such party as above provided.
ARTICLE 24: MISCELLANEOUS.
     24.01 Benefit. All terms, covenants and conditions on this Lease shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of Landlord and Tenant.
     24.02 Execution and Delivery. The execution of this Lease by Tenant and delivery of the same to Landlord or Landlord’s Management Agent do not constitute a reservation of or option to lease the Premises or an agreement by Landlord to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers a counterpart hereof to Tenant. Tenant shall not record this Lease or any memorandum or other evidence hereof. Tenant acknowledges and agrees that by executing and delivering this Lease to Landlord or Landlord’s agent Tenant has made an offer to Landlord which offer may not be revoked, altered or modified for a period of ten (10) business days and, thereafter, only if Landlord has failed to countersign a copy of this Lease prior to Landlord’s receipt of a written revocation from Tenant.
     24.03 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.
     24.04 Non-Waiver of Defaults. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and in that event only for the time and in the manner specifically stated. No endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance due of any installment or payment of Rent or pursue any other remedies available to Landlord with respect to any existing defaults. None of the terms, covenants or conditions of this Lease can be waived by either Landlord or Tenant except by appropriate written instrument.
     24.05 Force Majeure. Landlord shall not be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on Landlord’s part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant’s agents, employees, guests or invitees), acts of other tenants or occupants of the Building or any other cause beyond the reasonable control of Landlord. In such event, the time for performance by Landlord shall be extended by an amount of time equal to the period of the delay so caused.
     24.06 Financial Statements. Tenant shall, when requested by Landlord from time to time, furnish a true and accurate audited statement of its financial condition prepared in conformity with generally accepted accounting principles and in a form reasonably satisfactory to Landlord.
     24.07 Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.
     24.08 Amendments. This Lease contains and embodies the entire agreement of the parties hereto, and no representation, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.
     24.09 Confidentiality. Tenant shall at all times keep the terms and conditions of this Lease confidential and shall not disclose the terms thereof to any third party, except for its accountants, attorneys and other professionals who have a legitimate business reason to know the terms of this Lease. Without limitation to the generality of the foregoing, Tenant shall specifically not release any information about lease rates, concessions, options or rights to any current or prospective tenant or occupant of the Building. Tenant hereby acknowledges that Landlord may suffer damages in the event of the breach of this paragraph.
     24.10 Construction. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against either Landlord or Tenant. Article and Section headings in this Lease are for convenience only and are not to be construed as part of this Lease or in any way defining, limiting, amplifying, construing, or describing the provisions hereof. Time is of the essence of this Lease and every term, covenant and condition hereof. The words “Landlord” and “Tenant,” as herein used, shall include the plural as well as the singular. In the event there is more than one person or entity which executes this Lease as Tenant, the obligations to be performed and liability of all such persons and entities shall be joint and several. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing conditions were used in each separate instance. Landlord and Tenant agree that in the event any term, covenant or condition herein contained (other than with respect to the payment of Rent) is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.
     24.11 Brokers. Landlord and Tenant represent and warrant unto each other that each has directly dealt with and only with Landlord’s Management Agent and the Brokers, if any, identified in Article 1 of this Lease as broker in connection with this Lease, and agree to indemnify and hold harmless each other from and against any and all claims or demands, damages, liabilities and expenses of any type or nature whatsoever arising by reason of the incorrectness or breach of the aforesaid representation or warranty.
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     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:			TENANT:

SP4 190 S. LASALLE, L.P., a Delaware limited partnership			THOMAS WEISEL PARTNERS GROUP, INC., a Delaware corporation

By:	SP 190 S. LASALLE GP, L.L.C., a Delaware limited liability company, its general partner		By:	/s/ Shaugn Stanley
				Name:	Shaugn Stanley
				Title:	Managing Director
By:	/s/ Mark Zikakis

Mark Zikakis, Vice President

By:	/s/ Philip G. Hench

	Name:	Philip G. Hench
	Title:	Vice President

RIDER TO LEASE
Landlord and Tenant hereby agree that the following provisions are hereby added to the Lease:
     1. Definitions. The capitalized terms used herein shall have the same definition as set forth in the Lease, unless otherwise defined herein.
     2. Expansion/Termination. Landlord agrees to use commercially reasonable efforts to accommodate Tenant’s growth needs within the Building. In the event that Landlord and Tenant agree on mutually acceptable terms applicable to any replacement of the Premises, Landlord and Tenant shall use commercially reasonable efforts to reach agreement on a new lease for the replacement premises, in which event this lease shall be terminated.
     3. Conflict. In the event of any express conflict or inconsistency between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control and govern.
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